EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National RV Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Bradley C. Albrechtsen, Chief Executive Officer and President of the Company, and Thomas J. Martini, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bradley C. Albrechtsen	/s/ Thomas J. Martini
Bradley C. Albrechtsen	Thomas J. Martini
Chief Executive Officer	Chief Financial Officer
and President	(Principal Accounting and
Date: September 15, 2006	Financial Officer)
Date: September 15, 2006